                                                                   EXHIBIT 10.04






                               CREDIT AGREEMENT
                               ----------------

                           Dated as of May 12, 1999

                                    between

                                 DSL.net, Inc.

                                      and

                              Fleet National Bank

                               TABLE OF CONTENTS
                               -----------------

 1.  DEFINITIONS:............................................................ 3
     -----------

 2.  EQUIPMENT LOAN FACILITY................................................. 8
     -----------------------

     2.1.  Making of Loans................................................... 8
           ---------------
     2.2.  Repayment of Loans................................................ 9
           ------------------

 3.  INTEREST, OVERDUE PAYMENTS............................................. 10
     --------------------------

     3.1.  Interest on Loans................................................ 10
           -----------------
     3.2.  Interest after Default........................................... 10
           ----------------------
     3.3.  Overdue Payments................................................. 10
           ----------------

 4.  FEES AND PAYMENTS...................................................... 11
     -----------------

 5.  REPRESENTATIONS AND WARRANTIES......................................... 11
     ------------------------------

 6.  CONDITIONS PRECEDENT................................................... 13
     --------------------

 7.  COVENANTS.............................................................. 13
     ---------

     7.1.  Affirmative Covenants............................................ 13
           ---------------------
     7.2.  Negative Covenants............................................... 15
           ------------------
     7.3.  Financial Covenants.............................................. 16
           -------------------

 8.  EVENTS OF DEFAULT: ACCELERATION........................................ 17
     -------------------------------

 9.  SETOFF................................................................. 18
     ------

10.  MISCELLANEOUS.......................................................... 19
     -------------

11.  CONFIDENTIALITY........................................................ 19
     ---------------

12.  PREJUDGMENT REMEDY WAIVER.............................................. 20
     -------------------------

                               CREDIT AGREEMENT
                               ----------------

     This CREDIT AGREEMENT (this "Agreement") is made as of May 12, 1999, by and between DSL.net, Inc. (the "Borrower"), a Delaware corporation, having its principal place of business at 545 Long Wharf Drive, 5th Floor, New Haven, Connecticut 06511, and Fleet National Bank (the "Bank"), a national banking association, with its head office at One Federal Street, Boston, Massachusetts 02110.

                               1.  DEFINITIONS:
                                   ------------

     Certain capitalized terms are defined below:

     Accounts:  All rights of the Borrower to any payment of money for goods
     -----------
sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower to payment for services rendered in the ordinary course of business, whether evidenced by or under or in respect of a contract or instrument, and to all proceeds in respect thereof.

     Agreement:  See preamble, which term shall include this Agreement and the
     ------------
Schedules hereto, all as amended and in effect from time to time.

     Bank:    See preamble.
     ----

     Base Accounts:  Those Accounts (net of any finance charges, late charges,
     -------------
credits, commissions, contras or other offsets or counterclaims) (i) which the Borrower reasonably determines to be collectible, (ii) the account debtors in respect of which are deemed creditworthy by the Bank, in its sole but reasonable judgment, are solvent, are not affiliated with the Borrower, and purchased the goods at arms' length, (iii) which are not outstanding for more than ninety (90) days past the earlier to occur of (A) the date of invoice and (B) the date of shipment (as to goods) or of provision (as to services), (iv) that are not due from an account debtor located in Minnesota unless the Borrower (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year, (v) over which there is no Lien, (vi) which are in payment of fully performed and undisputed obligations, and (vii) which are payable in U.S. currency from an office within the United States, unless the payment of any such Account is backed by a letter of credit in form and substance satisfactory to the Bank and is issued by a financial institution acceptable to the Bank having an office in the United States.

     Base Rate:  The higher of (i) the annual rate of interest announced from
     ---------
time to time by the Bank at its head office as the Bank's "prime rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

     Borrower:  See preamble.
     --------

     Borrowing Base:  An amount determined by the Bank to be equal to the lesser
     --------------
(i) $5,000,000 and (ii) eighty percent (80%) of the lower of the initial book value or cost (excluding freight, taxes, set-up and other installation costs) of all Equipment Collateral as evidenced by invoices or purchase orders (dated no more than thirty (30) days from the date such invoice or purchase order is provided to the Bank with respect to Equipment Collateral purchased on or after the Closing Date) and evidence of payment (solely with respect to any Equipment Collateral purchased prior to the Closing Date to be refinanced with the proceeds of Loans on the Closing Date) from the sellers thereof.

     Borrowing Base Report:  A report, in form and with supporting details
     ---------------------
reasonably satisfactory to the Bank, setting forth the Borrower's computation of the Borrowing Base.

     Business Day:  Any day on which banks in Boston, Massachusetts, are open
     ------------
for business generally.

     Capital Lease Obligation:  Indebtedness represented by obligations of the
     ------------------------
lessee under a lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     Charter Documents:  In respect of any entity, the certificate or articles
     -----------------
of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

     Closing Date:  May 12, 1999.
     ------------

     Collateral:  All of the property, rights and assets of the Borrower that
     ----------
are or are intended to be subject to the security interest created by the Security Documents.

     Commitment:  The obligation of the Bank to make Loans to the Borrower up to
     ----------
an aggregate outstanding principal amount not to exceed $5,000,000, as such amount may be reduced from time to time or terminated hereunder.

     Communications Act:  The Communications Act of 1934, as amended (including,
     ------------------
without limitation the Telecommunications Act of 1996, as amended), and the rules and regulations issued thereunder, as from time to time in effect.

     Consent:  In respect of any person or entity, any permit, license or
     -------
exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

     Consolidated Current Assets:  The sum of (i) cash on hand of the Borrower
     ---------------------------
and its Subsidiaries, (ii) Investments permitted under (S)(S)7.2(c)(i), (ii) and
(iv) hereof, and (iii) Base Accounts, that in accordance with GAAP are properly classified as current assets.

     Consolidated Current Liabilities:  The result of (i) all liabilities of the
     --------------------------------
Borrower and its Subsidiaries payable on demand or maturing within one (1) year from the date as of which current liabilities are to be determined, including, without limitation, any Loans, and such other liabilities that in accordance with GAAP are properly classified as current liabilities, plus (ii) the amount
                                                          ----
of all Loans outstanding (to the extent not already included in clause (i) above), minus (iii) Deferred Revenue.
        -----

     Consolidated Total Liabilities:  All liabilities of the Borrower and its
     ------------------------------
Subsidiaries determined in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrower, and all other Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

     Conversion Date:  The first anniversary of the Closing Date.
     ---------------

     Default:  An event or act which with the giving of notice and/or the lapse
     -------
of time, would become an Event of Default.

     Deferred Revenue:  Product or service revenue of the Borrower beyond the
     ----------------
current period as recorded in accordance with GAAP.

     DPUC:  The Connecticut Department of Public Utility Control and similar
     ----
governmental authorities of the various states of the United States of America and any governmental authority succeeding to any of their respective functions.

     DPUC Licenses:  Any license, authorization, certificate of compliance,
     -------------
franchise, approval or permit now or hereafter granted or issued by any DPUC and now or hereafter held by Borrower or any of its Subsidiaries and permitting the Borrower or its Subsidiaries to conduct business in the applicable jurisdiction as a competitive local exchange carrier.

     Drawdown Date:  In respect of any Loan, the date on which such Loan is made
     -------------
to the Borrower.

     Environmental Laws:  All laws pertaining to environmental matters,
     ------------------
including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each ease as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

     Equipment Collateral:  The telecommunications equipment, office equipment,
     --------------------
furniture, motor vehicles and fixtures purchased or refinanced by the Borrower with the proceeds of the Loans on or after the Closing Date and which telecommunications equipment, office equipment, furniture, motor vehicles and fixtures (i) are owned, possessed and held by the Borrower within the United States and not subject to any claim of ownership by any third party, (ii) other than with respect to motor vehicles, are held on premises leased by the Borrower located at 545 Long Wharf Drive, New Haven, Connecticut, and (iii) as to which a valid and perfected first-priority security interest in favor of the Bank has been created and as to which there is no other Lien.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended,
     -----
and all rules, regulations, judgments, decrees, and orders arising thereunder.

     Event of Default:  Any of the events listed in (S)8 hereof.
     ----------------

     FCC:  The Federal Communications Commission or any governmental authority
     ---
succeeding to any of its functions.

     FCC Licenses:  Any license, authorization, certificate of compliance,
     ------------
franchise, approval or permit granted or issued by the FCC and held by the Borrower, each of which is listed on Schedule 7.3 attached hereto.
                                     ------------

     Federal Funds Effective Rate:  For any day, the rate per annum equal to the
     ----------------------------
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank.

     Financials:  In respect of any period, the balance sheet of any person or
     ----------
entity as at the end of such period, and the related statement of income and statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

     GAAP:  Generally accepted accounting principles consistent with those
     ----
adopted by the Financial Accounting Standards Board and its predecessor, (i) generally, as in effect from time to time, and (ii) for purposes of determining compliance by the Borrower and its Subsidiaries with the financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financials submitted to the Bank prior to execution of this Agreement.

     Indebtedness:  In respect of any Person, all (a) indebtedness for borrowed
     ------------
money; (b) indebtedness for the deferred purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business); (c) every reimbursement obligation with respect to any outstanding letters of credit issued for the account of such Person or any of its Subsidiaries; (d) every reimbursement obligation with respect to acceptance facilities; (e) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase or to provide funds for payment of the obligations of another Person, to supply funds to invest in any Person, to cause such Person, to maintain a minimum working capital or net worth or otherwise assure the creditors of such Person against loss; (f) Capital Lease Obligations; (g) every obligation of such Person or any of its Subsidiaries evidenced by bonds, debentures or similar instruments; and
(h) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

     Investments:  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of equity interests or indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties, or obligations of, any entity. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to indebtedness constituting an

Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Liens:  Any encumbrance, mortgage, pledge, hypothecation, charge,
     -----
restriction or other security interest of any kind securing any obligation of any entity or person.

     Loan Documents:  This Agreement, the Note and the Security Documents and
     --------------
any document, agreement and/or instrument executed and/or delivered in connection therewith, in each case as from time to time amended or supplemented.

     Loans.  Any loan made by the Bank to the Borrower pursuant to(S)2.1.
     -----

     Materially Adverse Effect:  Any materially adverse effect on the financial
     -------------------------
condition or business operations of the Borrower or any of its Subsidiaries or material impairment of the ability of the Borrower or any of its Subsidiaries to perform their obligations hereunder or under any of the other Loan Documents.

     Maturity Date:  May 1, 2003.
     -------------

     Net Cash Proceeds:  The cash proceeds received from a sale of equity
     -----------------
interests of the Borrower, net of all costs of sale, including legal costs, underwriting or brokerage costs, Indebtedness (other than Loans) paid off with such cash proceeds and taxes paid or payable as a result thereof by the Borrower.

     Note:  See (S)2.1.
     ----

     Obligations:  All indebtedness, obligations and liabilities of the Borrower
     -----------
and its Subsidiaries to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of any of the Loans or the Note or other instruments at any time evidencing any thereof.

     Offering:  The issuance after the Closing Date of any equity securities of
     --------
the Borrower or the receipt by the Borrower of any cash proceeds from any equity contributions, the Net Cash Proceeds of which is not less than $29,500,000.

     Person:  An individual, partnership, corporation, limited liability
     ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     Requirement of Law:  In respect of any person or entity, any law, treaty,
     ------------------
rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

     Security Documents:  The Security Agreement between the Borrower and the
     ------------------
Bank, together with any UCC-1 financing statements executed and/or delivered in connection therewith, each as the same may be amended, reaffirmed or modified from time to time and in form and substance satisfactory to the Bank.

     Shareholders' Equity:  An amount determined in accordance with GAAP that is
     --------------------
equal to the sum of (a) the capital stock (including common stock and preferred stock, but excluding treasury stock) and additional paid in capital (to the extent paid in cash) of the Borrower and its Subsidiaries, plus (b) the earned
                                                           ----
surplus and capital surplus of the Borrower and its Subsidiaries, plus (c)
                                                                  ----
Subordinated Debt, minus (d) the book value of all assets of the Borrower and
                   -----
its Subsidiaries which, under GAAP, would be treated as intangible assets.

     Subordinated Debt:  Unsecured Indebtedness of the Borrower or any of its
     -----------------
Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a subordination agreement containing subordination provisions in form and substance approved by the Bank in writing, such approval not to be unreasonably withheld.

     Subsidiary:  Any corporation, association, trust, limited liability
     ----------
company, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     System:  The competitive local exchange carrier system constructed and
     ------
operated by the Borrower and its Subsidiaries.

     Voting Stock:  Stock or similar interests, of any class or classes (however
     ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, limited liability company, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

                         2.  EQUIPMENT LOAN FACILITY.
                             -----------------------

     2.1.  Making of Loans.    Upon the terms and subject to the conditions of
           ---------------
this Agreement, the Bank agrees to lend to the Borrower such sums that the Borrower may request, from the date hereof until but not including the Conversion Date; provided that the sum of the outstanding principal amount of
                 --------
all Loans (after giving effect to all amounts requested) shall not exceed the lesser of (a) the Commitment and (b) the Borrowing Base. In addition, in no event shall the Bank be obligated to make any Loan in excess of eighty percent (80%) of the purchase price (excluding freight, taxes, setup and other installation costs) of the piece or pieces of Equipment Collateral to be purchased by the Borrower with the proceeds of such Loan. Loans shall be in the minimum aggregate amount of $25,000 or an integral multiple thereof. The

Borrower shall notify the Bank in writing or telephonically, not later than 2:00 p.m. Boston, Massachusetts time at least one Business Day prior to the date of the Loan being requested, of the Drawdown Date (which must be a Business Day), the principal amount of such Loan and the type and description of Equipment Collateral being purchased (including, without limitation, serial or vehicle identification numbers where applicable) and the purchase price thereof. In the case of any telephonic notification, the Borrower shall provide to the Bank written confirmation of all of such information within three Business Days after such telephonic notification. Subject to the foregoing, so long as the Commitment is then in effect and the conditions set forth in (S)6 hereof have been met, the Bank shall advance the amount requested to the Borrower's bank account at the Bank in immediately available funds not later than the close of business on such Drawdown Date. The obligation of the Borrower to repay to the Bank the principal of the Loans and interest accrued thereon shall be evidenced by a promissory note in the aggregate principal amount of $5,000,000 executed and delivered by the Borrower and payable to the order of the Bank, in form and substance satisfactory to the Bank (the "Note").

     2.2.  Repayment of Loans.    (a) If at any time the outstanding principal
           ------------------
amount of the Loans exceeds the lesser of (i) the Commitment and (ii) the Borrowing Base, the Borrower hereby agrees to pay immediately the amount of such excess to the Bank for application to the Loans. The Borrower may elect to terminate, or from time to time, reduce the Commitment by a minimum principal amount of $25,000 or an integral multiple thereof, upon one (1) Business Day's prior written notice to the Bank of the proposed date of such reduction or termination. The Borrower shall not be entitled to reinstate the Commitment following such reduction or termination.

          (b) As long as no Default or Event of Default shall have occurred and be continuing, the outstanding amount of all Loans on the Conversion Date shall be converted into a term loan. The Borrower hereby absolutely and unconditionally promises to pay to the Bank the principal amount of the Loans outstanding on the Conversion Date in thirty-five (35) consecutive equal installments, each in the amount of two and seventy-eight one hundredths of one percent (2.78%) of the aggregate principal amount of the Loans outstanding on the Conversion Date. Such installments shall be due and payable on the first day of each calendar month, commencing on June 1, 2000; provided, that the outstanding principal amount of the Loans,
           --------
     together with all interest accrued thereon and all fees and expenses incurred by the Bank in connection therewith, shall be due and payable on the Maturity Date.

          (c) The Borrower shall have the right at any time, subject to the indemnity provisions of (S)3.1(b), to prepay voluntarily the Loans on or before the Maturity Date, as a whole, or in part; provided that each partial prepayment shall be in the principal amount of $25,000 or an integral multiple thereof. The Borrower shall give the Bank, no later than 2:00 p.m. Boston, Massachusetts time on the date of such prepayment, written notice of any proposed prepayment pursuant to this (S)2.2(c) and the principal amount to be prepaid. Any partial prepayment of the Loans shall be applied (i) prior to the Conversion Date, to the aggregate principal amount of the Loans outstanding on the date of such prepayment and, (ii) on and after the Conversion Date, to the scheduled installments of the principal due on the Loans (including the final installment due and payable on the

     Maturity Date) in inverse order of maturity. No amount repaid may be reborrowed. Any voluntary prepayment of principal of the Loans shall also include all interest accrued to the date of prepayment.

                        3.  INTEREST, OVERDUE PAYMENTS.
                            --------------------------

     3.1.  Interest on Loans.    Except as otherwise provided in (S)3.2, each
           -----------------
Loan shall bear interest as follows:

          (a) Except as set forth in (S)3.1(b) hereof, the Borrower agrees to pay interest on the Loans at a rate per annum which is equal to the Base Rate in effect from time to time, plus one percent (1.0%), such interest to
                                       ----
     be payable in arrears on the first day of each calendar month for the immediately preceding calendar month, commencing the first such day following the date hereof.

          (b) To the extent that the Borrower has requested, by written notice provided to the Bank not more than thirty (30) days but not less than seven
     (7) days prior to the Conversion Date, a fixed rate option as quoted by the Bank (not more than five (5) and not less than two (2) Business Days prior to the Conversion Date) applicable on and after the Conversion Date for the Loan. Such fixed rate of interest shall be determined and quoted by the Bank, in its sole and absolute discretion. The Borrower may elect, by written notice provided to the Bank on or before the Conversion Date, that interest applicable to the Loan accrue on and after the Conversion Date at such fixed rate of interest. Interest on the Loan at such fixed rate shall be payable in arrears on the first day of each calendar month for the immediately preceding calendar month, commencing with the first such day following the Conversion Date. The Borrower shall have no right to convert the rate of interest on the Loans on any date other than the Conversion Date. If the Borrower elects the fixed rate of interest under this
     (S)3.1(b), the Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Bank may sustain or incur as a consequence of any prepayment, in full or in part, of the Loans.

     3.2.  Interest after Default.    While an Event of Default is continuing,
           ----------------------
amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to (i) to rate of interest in effect on such amounts immediately preceding such Event of Default and (ii) two percent (2.0%) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Bank (after as well as before judgment).

     3.3.  Overdue Payments.    If a payment of principal and/or interest due
           ----------------
hereunder or.under the Note is not made within ten (10) days of when due, the Borrower shall pay a late payment charge to the Bank equal to five percent (5.0%) of the amount then due and owing. Nothing contained herein shall affect Bank's right to demand the Obligations upon the occurrence of an Event of Default.

                            4.  FEES AND PAYMENTS.
                                ------------------

     Contemporaneously with execution and delivery of this Agreement, the Borrower shall pay to the Bank a facility fee in the amount of $50,000; provided, that if, within one year of the Closing Date, the Bank makes an additional loan to the Borrower and the principal amount of such loan is not less than $10,000,000, the Bank agrees to reduce any fee charged on such loan by $25,000. Nothing contained herein shall be construed by the Bank as a commitment by the Bank to make any additional loan to the Borrower. All payments to be made by the Borrower; hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds at the Bank's head office at One Federal Street, Boston, Massachusetts 02110, without setoff or counterclaim and without any withholding or deduction whatsoever. The Bank shall be entitled to charge any account of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly. All computations of interest payable hereunder shall be made by the Bank on the basis of actual days elapsed and on a 360-day year.

                      5.  REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

     The Borrower represents and warrants to the Bank on the date hereof, on the date of any request for any Loan and on each Drawdown Date that:

          (a) the Borrower and each of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Materially Adverse Effect, and the execution, delivery and performance by the Borrower of the Loan Documents (i) are within its corporate authority, (ii) have been duly authorized, (iii) do not conflict with or contravene its Charter Documents;

          (b) upon execution and delivery thereof, each Loan Document shall. constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity;

          (c) except as described on Schedule 5(c)(i) attached hereto, each ,of the Borrower and each of its Subsidiaries has good and marketable title to all its material properties, subject only to Liens permitted hereunder, and possesses all assets, including intellectual properties, franchises, licenses (including, without limitation, all FCC Licenses and DPUC Licenses) and Consents, adequate for the conduct of its business as now conducted. Neither the Borrower nor any of its Subsidiaries has or requires any FCC Licenses to own or operate its businesses. All DPUC Licenses held by the Borrower and its Subsidiaries are described on

     Schedule 5(c)(ii) attached hereto or as otherwise provided by the Borrower
     -----------------
     to the Bank in writing after the Closing Date. With respect to the System, the Borrower serves as the internet service provider. The Borrower and its

     Subsidiaries are in compliance in all material respects with all applicable state and Federal filing and operating requirements and all applicable rules and regulations of the FCC and each DPUC, including all regulations governing equal employment opportunity and all filing requirements under the Communications Act, the noncompliance with which would have a Materially Adverse Effect. Borrower has not received any written notice of any threat of any investigation, notice of violation, order, complaint or proceeding before the FCC and/or any DPUC against the Borrower other than routine proceedings relating to the issuance or renewal of DPUC licenses of the Borrower or any of its Subsidiaries and the Borrower has no reason to believe that any of such licenses will not be renewed in the ordinary course or, if not renewed, would have a Materially Adverse Effect. The Borrower and each of its Subsidiaries maintain insurance with financially responsible insurers, copies of the policies for which have been previously delivered to the Bank, covering such risks, and in such amounts and with such deductibles as are customary in the Borrower's and its Subsidiaries' business and are adequate;

          (d) the Borrower has provided to the Bank its consolidated compiled Financials as at December 31, 1998 and for February, 1999, and such Financials are complete and correct and fairly present the position of the Borrower and its Subsidiaries as at such date and for such period in accordance with GAAP consistently applied;

          (e) since December 31, 1998, there has been no materially adverse change of any kind in the Borrower or any of its Subsidiaries which would have a Materially Adverse Effect;

          (f) there are no legal or other proceedings or investigations pending or, to Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or regulatory authority, which would, if adversely determined, alone or together, have a Materially Adverse Effect;

          (g) the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by the Borrower or any of its Subsidiaries , including borrowing under this Agreement (i) do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property;

          (h) neither the Borrower nor any of its Subsidiaries is in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property in a manner which could have a Materially Adverse Effect, or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws;

          (i) upon execution and delivery of the Security Documents and the filing of documents thereby required, the Bank shall have first-priority perfected Liens on the Collateral, subject only to Liens permitted hereunder and entitled to priority under applicable law, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first-priority Liens of the Bank;

          (j) the Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any Materially Adverse Effect on the Borrower or any of its Subsidiaries; and

          (k) except as set forth on, Schedule 5(k) hereto, as of the Closing Date the Borrower has no subsidiaries and is not a party to any partnership.

                           6.  CONDITIONS PRECEDENT.
                               --------------------

     In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Bank may require at or prior to the time of executing, this Agreement, the obligation of the Bank to make any Loan hereunder is subject to the satisfaction of the following further conditions precedent:

          (a) each of the representations and warranties of the Borrower to the Bank herein, in any of the other Loan Documents or any documents, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or claimed to have been made

          (b) no Default or Event of Default shall be continuing;

          (c) all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Bank, and the Bank shall have received all information and documents as it may have reasonably requested; and

          (d) no change shall have occurred in any law or regulation or in the interpretation thereof, that in the reasonable opinion of the Bank would make it unlawful for the Bank to make such Loan.

                                7.  COVENANTS.
                                    ---------

     7.1.  Affirmative Covenants.    The Borrower agrees that so long as there
           ---------------------
are any Loans outstanding and until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will, and will cause each of its Subsidiaries to, comply with their obligations as set forth throughout this Agreement and to:

          (a) furnish the Bank: (i) as soon as available but in any event within ninety (90) days after the close of each fiscal year, its consolidated and consolidating audited Financials for such fiscal year, certified by PricewaterhouseCoopers LLP or by other independent certified public accountants reasonably satisfactory to the Bank; (ii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower occurring after the initial public offering by the Borrower, its consolidated and consolidating audited Financials for such fiscal quarter, certified by its president, chief financial officer or director of finance; (iii) as soon as available but in any event within thirty (30) days after the end of each calendar month occurring on or before the initial public offering by the Borrower, its consolidated and consolidating unaudited Financials for such month, certified by its president, chief financial officer or director of finance; (iv) together with the monthly, quarterly and annual Financials, a certificate of the Borrower setting forth computations demonstrating compliance with the Borrower's financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrower with respect thereto; and (v) within twenty (20) days after the end of each calendar month, or at such other time or times as the Bank may request, a Borrowing Base report, in form and detail reasonably satisfactory to the Bank, demonstrating the Borrowing Base as at the end of such month or other applicable date requested;

          (b) keep true and accurate books of account in accordance with GAAP, maintain its current fiscal year and upon reasonable prior notice (unless a Default or Event of Default has occurred and is continuing, whereupon no notice shall be required) permit the Bank or its designated representatives to inspect the Borrower's premises during normal business hours, to examine and be advised as to such or other business records upon the request of the Bank, and to permit the Bank's commercial finance examiners to conduct periodic commercial finance examinations;

          (c) (i) maintain its corporate existence and business, and keep its assets in good repair, ordinary wear and tear excepted, (ii) keep its business and assets adequately insured, (iii) maintain its chief executive office in the United States, (iv) continue to engage in the same lines of business, (v) continue to hold and comply in all material aspects with all permits and licenses required for the operation of its business, including without limitation, the DPUC Licenses, to the extent the failure to do so would have a Materially Adverse Effect and (vi) comply in all material respects with all Requirements of Law, including ERISA, the Communications Act and Environmental Laws, to the extent the failure to do so would have a Materially Adverse Effect;

          (d) notify the Bank promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA, the Communications Act, any DPUC rule or regulation or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect,
     (iii) any change of address, (iv) any threatened or pending litigation or similar proceeding affecting the Borrower or any of its Subsidiaries (other than routine proceedings related to issuance or renewal of DPUC Licenses and FCC Licenses), and of which the Borrower has received notice or any material change in any such litigation or proceeding previously reported,
     (v) claims
     against any assets or properties of the Borrower or any of its Subsidiaries, (vi) any proceedings instituted by or against the Borrower or any of its Subsidiaries in any Federal or state court or any other commission or other regulatory body (including, without limitation, the FCC or any DPUC), whether Federal, state or local, which, if adversely determined, would have a Materially Adverse Effect and (vii) within thirty
     (30) days of the formation thereof, any new Subsidiaries of the Borrower or any of its Subsidiaries;

          (e) use the proceeds of the Loans solely to acquire the Equipment Collateral to be used now or in the future in the ordinary course of the Borrower's business, and not for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

          (f) maintain all of its primary bank operating accounts with the Bank; and

          (g) cooperate with the Bank, take such action, execute such documents, and provide such information as the Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

     7.2.  Negative Covenants.    The Borrower agrees that so long as there are
           ------------------
any Loans outstanding and until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not and will not permit any of its Subsidiaries to:

          (a) create, incur or assume any Indebtedness other than (i) Indebtedness to the Bank, (ii) Indebtedness in respect of the acquisition of property or under any Capitalized Lease Obligation which does not exceed
     (A) on or prior to the Offering, $1,000,000 in the aggregate and (B) after the Offering, $5,000,000 in the aggregate, (iii) current liabilities of the Borrower or any of its Subsidiaries not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (iv) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken, and (v) Indebtedness not included above and listed on Schedule 7.2(a) hereto;
                                  ---------------

          (b) create or incur any Liens on any of the property or assets of the Borrower or any of its Subsidiaries or enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits Borrower or any of its Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind other than pursuant to the Security Agreement except (i) Liens securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due or if due, they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;
     (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations net yet due, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect

     (vi) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness permitted by
     (S)7.2(a)(ii), covering only the property so acquired; and (vii) other Liens existing on the date hereof and listed on Schedule 7.2(b) hereto;
                                                     ---------------

          (c) make any Investments other than Investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000,
     (iii) Subsidiaries, (iv) other Investments existing on the date hereof and listed on Schedule 7.2(c) hereto or similar investments maintained with the
               ---------------
     Bank, or (v) such other Investments as the Bank may from time to time approve in writing;

          (d) make any distributions on or in respect of its capital of any nature whatsoever, other than dividends payable solely in shares of common stock;

          (e) become party to a sale-leaseback transaction, or to effect any disposition of assets other than in the ordinary course, or to purchase, lease or otherwise acquire assets other than in the ordinary course; or

          (f) merge or consolidate with any Person (whether or not Borrower or any Subsidiary is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any person; provided that
                                                                  --------
     (i) any Subsidiary may merge into the Borrower or any other Subsidiary, and
     (ii) the Borrower may merge with or acquire the assets of another Person if, after giving effect to such transaction, (i) the Borrower is the corporation which survives such merger or acquisition, and (ii) no Default of Event of Default would exist (or result therefrom).

     7.3.  Financial Covenants.    The Borrower agrees that so long as there are
           -------------------
any Loans outstanding and until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not:

          (a) permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.5 to 1 at any time;

          (b) permit, at any time, Shareholders' Equity to be less than $6,000,000 plus 50% of the Net Cash Proceeds from any issuance of capital stock, options, rights or warrants to buy capital stock or other equity issuances received by the Borrower on or after the Closing Date; or

          (c) permit the ratio of Consolidated Total Liabilities to Shareholders' Equity to exceed 1.0 to 1 at any time.

                     8.  EVENTS OF DEFAULT: ACCELERATION.
                         -------------------------------

     If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay when due and payable any principal of the Loans when the same becomes due;

          (b) the Borrower shall fail to pay interest on the Loans or any other sum due under any of the Loan Documents on the date which the same shall have first become due and payable;

          (c) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained in (S)(S)7.1(a), 7.1(d) through (f),
     7.2 and 7.3;

          (d) the Borrower or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained in the Loan Documents within fifteen (15) days after the Bank has given written notice of such failure to the Borrower;

          (e) any representation or warranty of the Borrower or any of its Subsidiaries in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

          (f) the Borrower or any of its Subsidiaries shall be in default (after any applicable period of grace or cure period) under any agreement or agreements evidencing Indebtedness owing to the Bank or any affiliates of the Bank or in excess of $25,000 in aggregate principal amount, or shall fail to pay such Indebtedness when due, or within any applicable period of grace;

          (g) any of the Loan Documents shall cease to be in full force and effect,

          (h) the Borrower or any of its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

          (i) the Borrower or any of its Subsidiaries shall be unable to pay its debts as they mature;

          (j) the Borrower or any of its Subsidiaries shall fail to comply in any material respect with any applicable provision of the Communications Act or any FCC or DPUC rule or regulation, the non-compliance with which would have a Materially Adverse Effect, or if any DPUC License or (FCC License, if any) held by the Borrower or any of its Subsidiaries shall be terminated, cancelled or not renewed, or if the Borrower or any of its Subsidiaries shall be enjoined, restrained, prevented in any way by the order of any court or any administrative or regulatory agency or otherwise lose the ability to conduct its entire business for any period of seventy-two (72) or more consecutive hours, if any such non-compliance, termination, cancellation, non-renewal, injunction, restraint or prevention would have a Materially Adverse Effect on the Borrower; or

          (k) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower or any of its Subsidiaries from which no appeal may be taken that, together with other outstanding claims and execution actions against the Borrower or such Subsidiary exceeds $25,000 in the aggregate;

     THEN, or at any time thereafter:

          (1) In the case of any Event of Default under clause (g), (h) or (i), the Commitment shall automatically terminate and the Bank shall be relieved of all further obligations to make Loans, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (2) In the case of any Event of Default other than (g), (h) and (i), the Bank may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

                                  9.  SETOFF.
                                      ------

     Borrower and any guarantor hereby grant to Bank a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them. At any time during the existence of a Default or Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS

OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                              10.  MISCELLANEOUS.
                                   --------------

     The Borrower agrees to indemnify and hold harmless the Bank and its officers, employees, affiliates, agents, and controlling persons from and against all claims, damages, liabilities and losses of every kind arising out of the Loan Documents, including without limitation, against those in respect of the application of Environmental Laws to the Borrower absent the gross negligence or willful misconduct of the Bank. The Borrower shall pay to the Bank promptly on demand all costs and expenses (including any taxes and reasonable legal and other professional fees and fees of its commercial finance examiner) incurred by the Bank in connection with the preparation, negotiation, execution, amendment, administration or enforcement of any of the Loan Documents. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereto may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the charged. THIS AGREEMENT AND THE NOTE ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN. The Borrower, as an inducement to the Bank to enter into this Agreement, hereby waives its right to a jury trial with respect to any action arising in, connection with any Loan Document.

                             11.  CONFIDENTIALITY.
                                  ---------------

     The Bank agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement, provided that nothing herein shall limit the disclosure of
                   --------
any such information (a) after such information shall have become public other than through a violation of this (S)11, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for the Bank, (d) to bank examiners or any other regulatory authority having jurisdiction over the Bank, or to auditors or accountants, (e) to the Bank, (f) in connection with any litigation to which the Bank is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of the Bank subject to the confidentiality provisions contained herein or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions hereof.

                        12.  PREJUDGMENT REMEDY WAIVER
                             -------------------------

     THE BORROWER ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE BORROWER ACKNOWLEDGES THAT THE BANK'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. (S)52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE BANK ACKNOWLEDGES THE BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. THE BORROWER FURTHER WAIVES ITS RIGHTS TO REQUEST THAT THE BANK POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY BANK.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first above written.


                                    DSL.NET, INC.
/s/ George S. Smith
--------------------------

/s/ Andrea S. Harrington              By: /s/ Robert Berlin
--------------------------               --------------------------
                                         Name:  Robert Berlin
                                         Title:  Vice President

                                      Address:
                                         545 Long Wharf Drive
                                         5th Floor
                                         New Haven, CT 06511

                                         Tel:
                                         Fax:

                                      FLEET NATIONAL BANK


                                      By:
                                         --------------------------
                                          Name:  Daniel G. Head, Jr.
                                          Title:  Senior Vice President

                                      Address:
                                         One Federal Street
                                         Mail Stop MAOFD07A
                                         Boston, MA 02109

                                         Tel:  (617) 346-0164
                                         Fax:  (617) 346-0151

WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE BANK ACKNOWLEDGES THE BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. THE BORROWER, FURTHER WAIVES ITS RIGHTS TO REQUEST THAT THE BANK POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY BANK.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first above written.


                                    DSL.NET, INC.


/s/ George S. Smith
--------------------------
                                    By:  /s/ Robert Berlin
                                       --------------------------
/s/ Andrea S. Harrington               Name:  Robert Berlin
--------------------------
                                       Title:  Vice President

                                    Address:
                                       545 Long Wharf Drive
                                       5th Floor
                                       New Haven, CT 06511

                                       Tel:
                                       Fax:

                                    FLEET NATIONAL BANK



                                    By: /s/ Daniel G. Head, Jr.
                                       --------------------------
                                       Name:  Daniel G. Head, Jr.
                                       Title:  Senior Vice President

                                    Address:
                                       One Federal Street
                                       Mail Stop MAOFD07A
                                       Boston, MA 02109

                                       Tel:  (617) 346-0164
                                       Fax:  (617) 346-0151